As filed with the Securities and Exchange Commission on January 7, 2000
                        --Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  IMATRON INC.
                 -----------------------------------------------
                 (Exact name of issuer specified in its charter)

          New Jersey                                             94-2880078
-------------------------------                          -----------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

389 Oyster Point Boulevard, South San Francisco, California 94080     94080
--------------------------------------------------------------------------------
          (Address of Principal Executive Offices)                  (Zip Code)

                 1994 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                 ---------------------------------------------
                            (Full Title of the Plan)

                                 S. Lewis Meyer
                                    President
                                  Imatron Inc.
                           389 Oyster Point Boulevard
                      South San Francisco, California 94080
                                 (650) 583-9964
           (Name, address and telephone number of agent for service)

                                   Copies to:

                              Roger S. Mertz, Esq.
                   Allen, Matkins, Leck, Gamble & Mallory LLP
                           333 Bush Street, 17th Floor
                         San Francisco, California 94104
                                 (415) 837-1515

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [ X ]

                         CALCULATION OF REGISTRATION FEE

==================================================================================================
                                            Proposed            Proposed
                         Additional         Maximum             Maximum
Title of Securities       Amount to     Offering Price Per      Aggregate           Amount of
 to Be Registered       Be Registered        Share(1)        Offering Price(1)   Registration Fee
-------------------     -------------        --------        -----------------   ----------------

Common Stock No          500,000 (2)          $2.68             $1,340,000            $354.00
   Par Value
==================================================================================================

(1) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low sales prices of the Common Stock on January 5, 2000, as reported on the NASDAQ National Market System.

(2) These securities are of the same class and in addition to the 1,800,000 shares of Common Stock previously available to be granted under the 1994 Employee Stock Purchase Plan and previously registered pursuant to Registration Statements Nos. 33-71786 and 333-09989. The total number of shares of Common Stock now issuable under the 1994 Employee Stock Purchase Plan, as amended, is 2,300,000.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMNT

         This Registration Statement on Form S-8 relates to the Imatron Inc. 1994 Employee Stock Purchase Plan (the "Plan"), which was adopted by the Board of Directors of Imatron Inc. (the "Company") on October 29, 1993 and approved by the shareholders at the 1994 Annual Meeting held on May 20, 1994. 1,000,000 shares of the Company's Common Stock were originally authorized for issuance under the Plan. The Board amended the Plan on June 28, 1996 to increase the number of shares available for issuance under the Plan from 1,000,000 to 1,800,000. The shareholders approved this amendment on June 28, 1996. On March 26, 1999, the Board approved another increase from 1,800,000 shares to 2,300,000 shares. The shareholders voted to approve the increase in the Plan's authorized shares at the 1999 Annual Meeting, held on June 18, 1999. This Registration Statement covers the increase of 500,000 shares of Common Stock issuable under the Plan, bringing the total number of authorized shares to 2,300,000.

         Options to purchase 1,699,878 shares of common stock have been granted since the Company instituted the Plan. The 1994 Plan provides for the sale of shares of the Company's Common Stock using funds deducted from employees' earnings. The Plan is intended to qualify as a "Stock Purchase Plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") nor is it qualified as a pension or profit-sharing plan under Section 401 of the Internal Revenue Code of 1986, as amended ("the Code"). The purposes of the 1994 Plan are to induce persons of outstanding ability and potential to join and remain with the Company, to provide an incentive for such employees to expand and improve the profits and prosperity of the Company by enabling such person to acquire proprietary interests in the Company, and to attract and retain key personnel by providing employees the opportunity to purchase shares of the Company's common stock.

INCORPORATION OF DOCUMENTS BY REFERENCE.
---------------------------------------

         The following documents are incorporated by reference in this Registration Statement.

                  (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended;

                  (b) Registrant's quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 1999, June 30, 1999, September 30, 1999 and all other reports, if any, filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 1998;

                  (c) The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on August 12, 1983 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description;

                  (d) The description of Registrant's Common Stock contained in the Registration Statement on Form S-8 filed with the Commission on November 15, 1993, (Registration Statement No. 033-71786) under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description; and

                  (e) The description of Registrant's Common Stock contained in the Registration Statement on Form S-8 filed with the Commission on August 12,

1996, (Registration Statement No. 333-09989) under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.



ITEM 8            EXHIBITS

Exhibit No.   Description
-----------   -----------

4             1994 Employee Stock Purchase Plan, as amended

5             Opinion of Counsel as to legality of securities being registered.

23.1(A)       Consent of KPMG LLP
23.1(B)       Consent of Ernst & Young LLP

23.2          Consent of counsel. Reference is made to Exhibit 5.

24            Power of Attorney (contained in signature pages)

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of the Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on January 6, 2000.

                                               IMATRON INC.

                                               By:  /s/ S. LEWIS MEYER
                                                   -----------------------
                                                        S. Lewis Meyer
                                                        Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas P. Boyd and S. Lewis Meyer, or either of them, his true and lawful attorney-in-fact, each with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or their or his substitutes or substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                               Title                   Date
     ---------                               -----                   ----

/s/ S. LEWIS MEYER            Chief Executive Officer,        January 6, 2000
---------------------         Chief Financial
S. Lewis Meyer                Officer and Director

/s/ DOUGLAS P. BOYD           Chairman of the Board           January 6, 2000
-------------------
Douglas P. Boyd

/s/ TERRY ROSS                President and Director          January 6, 2000
--------------
Terry Ross

/s/ JOHN L. COUCH             Director                        January 6, 2000
-----------------
John L. Couch

/s/ ALDO TEST                 Director                        January 6, 2000
-------------
Aldo Test

/s/ WILLIAM J. MCDANIEL       Director                        January 6, 2000
-----------------------
William J. McDaniel

/s/ ALLEN CHOZEN              Director                        January 6, 2000
----------------
Allen Chozen

/s/ RICHARD K. MYLER          Director                        January 6, 2000
--------------------
Richard K. Myler, MD

                                  IMATRON INC.

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-8 REGISTRATION STATEMENT

                         500,000 Shares of Common Stock

Exhibit No.    Description                                              Page No.
-----------    -----------                                              --------

4              1994 Employee Stock Purchase Plan, as amended                5

5              Opinion of Counsel as to legality of securities             12
               being registered.

23.1           Consent of Independent Auditors                             13
23.1(A)        Consent of KPMG LLP
23.1(B)        Consent of Ernst & Young LLP

23.2           Consent of counsel. Reference is made to Exhibit 5.

24             Power of Attorney (contained in signature pages)